UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2024

RAPT Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38997	47-3313701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Eccles Avenue
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 489-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RAPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

License Agreement

On December 22, 2024, RAPT Therapeutics, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with Shanghai Jemincare Pharmaceutical Co., Ltd., a company incorporated in People’s Republic of China (“Jemincare”). Pursuant to the License Agreement and subject to certain rights retained by Jemincare, Jemincare granted the Company: (1) the exclusive and sublicensable rights to develop, manufacture, commercialize and otherwise exploit Jemincare’s anti-IgE monoclonal antibody JYB1904 (together with certain related molecules, the “Licensed Molecules”) throughout the world (except the mainland of China, Hong Kong, Macau and Taiwan (together, the “Jemincare Territory”)) (such territory of the Company, the “RAPT Territory”) for any and all uses; (2) the non-exclusive and sublicensable rights to develop the Licensed Molecules in the Jemincare Territory solely for the purposes of exploiting the Licensed Molecules in the RAPT Territory; and (3) the non-exclusive and sublicensable rights to manufacture the Licensed Molecules in the Jemincare Territory solely for the purposes of exercising the Company’s rights in the foregoing (1) and (2).

As consideration for the rights granted to the Company by Jemincare, the Company will pay Jemincare $35.0 million as the upfront payment, up to $672.5 million in additional milestone payments, and tiered royalty payments (at percentages ranging from high single-digit to low double-digit) on future net sales of products containing the Licensed Molecules. Those additional milestone payments include $1.5 million contingent upon the completion of manufacturing technology transfer, up to $226.0 million contingent upon the achievement of specified development and regulatory milestone events, and up to $445.0 million contingent upon the achievement of specified commercial milestone events.

Under the License Agreement, royalty payments will be payable on a product-by-product and country-by-country basis during the period commencing on the first commercial sale and continuing until the later of: (a) the 10-year anniversary of the date of such first commercial sale; (b) the expiration of the relevant patent claims; and (c) the expiration of the relevant regulatory exclusivity (the “Royalty Term”). Subject to a certain floor, the Company’s royalty payments will be reduced by specified percentages for patent expiration, biosimilar entry, payments for third party intellectual property, compulsory sublicenses or drug pricing programs.

The License Agreement will expire on a product-by-product and country-by-country basis upon the expiration of the applicable Royalty Term, unless the License Agreement is earlier terminated by Jemincare or the Company in accordance with the License Agreement. Subject to certain exceptions and requirements, the License Agreement may be terminated: by the Company for any or no reason, by a party for the other party’s material breach that is not cured within certain days, by a party for the other party’s bankruptcy, insolvency, dissolution, liquidation or winding up; or by Jemincare if the Company or any of its affiliates or sublicensees challenges the validity, enforceability or patentability of any licensed patent. Upon termination of the License Agreement, the rights granted to the Company by Jemincare and any sublicenses granted by the Company will terminate. The License Agreement also contains various representations, warranties, covenants and other provisions that are customary for a transaction of this nature.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement

On December 23, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors (the “Investors”) pursuant to which the Company, in a private placement, agreed to issue and sell to the Investors an aggregate of (i) 100,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price per share of $0.85 (the “Shares”) and (ii) to certain Investors, in lieu of shares of Common Stock, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 76,452,000 shares of Common Stock (the “Warrant Shares” and together with the Shares, the “Securities”) at a price per Pre-Funded Warrant of $0.8499, for gross proceeds of approximately $150 million (the “Private Placement”).

Each Pre-Funded Warrant has an exercise price of $0.0001 per Warrant Share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until exercised in full. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Pre-Funded Warrant to the extent that, immediately after giving effect to such exercise, the holder would own more than a specified percentage of the outstanding Common Stock (ranging from 4.99% to 9.99%as applicable), which percentage may be increased or decreased at the holder’s option (not to exceed 19.99%) upon 61 days’ notice to the Company subject to the terms of the Pre-Funded Warrants.

Leerink Partners LLC (“Leerink Partners”) acted as sole placement agent for the Private Placement. The Company has agreed to pay Leerink Partners customary placement fees in its capacity as placement agent. The Company intends to use the net proceeds from the Private Placement to fund the research and development of its pipeline and for general corporate purposes. The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Investors, on the other hand, and customary conditions to closing. The closing of the Private Placement is expected to occur on December 27, 2024.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated December 23, 2024 (the “Registration Rights Agreement”), with the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Registration Statement”) to register for resale the Securities (the “Registrable Securities”) for resale within 30 days of the closing date of the Private Placement, and to use its reasonable best efforts to have the Registration Statement declared effective at the earliest possible date, but no later than the earlier of (i) the 75th calendar day following the initial filing date of the Registration Statement (ii) the fifth business day after the Company is notified that the SEC will not review the Registration Statement, subject to extension under the terms of the Registration Rights Agreement. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities. The Company has granted the Investors customary indemnification rights in connection with the Registration Statement filed pursuant to the Registration Rights Agreement. The Investors have also granted the Company customary indemnification rights in connection with the Registration Statement filed pursuant to the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement, Pre-Funded Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant and the form of Registration Rights Agreement, which are filed as Exhibits 10.2, 4.1 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above regarding the Private Placement are incorporated in this Item 3.02. The Shares and Pre-Funded Warrants are being sold and, upon exercise of the Pre-Funded Warrants the Warrant Shares, will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. The Investors made relevant representations in the Purchase Agreement.

In addition, on December 23, 2024, the Company entered into an exchange agreement (the “Exchange Agreement”) with The Column Group II, LP and certain of its affiliated funds (collectively, the “TCG Funds”), pursuant to which the TCG Funds agreed to exchange an aggregate of 2,951,425 shares of Common Stock for pre-funded warrants (the “Exchange Warrants”) to purchase up to 2,951,425 shares of Common Stock (the “Exchange”). The material terms of the Exchange Warrants are identical to the Pre-Funded Warrants, the description of which is incorporated by reference to Item 1.01 of this Current Report on Form 8-K.

The Exchange Warrants will be issued without registration under the Securities Act, in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act. The Exchange closed on December 23, 2024, prior to the closing of the Private Placement.

The foregoing description of the Exchange Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Pre-Funded Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements regarding the License Agreement and potential future milestone payments and royalties; the Company’s business and clinical development plans, including plans to develop JYB1904 and associated clinical trial and development timelines; the therapeutic potential of JYB1904; the potential commercial opportunity for JYB1904; the ability to obtain necessary regulatory approvals; the completion of the Private Placement and the use of proceeds therefrom; the anticipated filing of a registration statement to cover resales as described above; the completion of the Exchange and other statements that are not historical fact. These statements are only estimates based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any forward-looking statement due to various factors, including risks and uncertainties inherent in the initiation, progress and completion of clinical trials and clinical development of the Company’s product candidates; the risk that clinical trials may have unsatisfactory outcomes; risks associated with preclinical development of product candidates. For a discussion of these and other factors, please refer to the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded and Exchange Warrant.
10.1*	License Agreement, dated December 22, 2024, by and between RAPT Therapeutics, Inc. and Shanghai Jemincare Pharmaceutical Co., Ltd.
10.2	Form of Securities Purchase Agreement.
10.3	Form of Registration Rights Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission, certain portions of this exhibit have been redacted because it is both not material and is the type that the registrant treats as private or confidential. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, an unredacted copy of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPT Therapeutics, Inc.

Date:	December 23, 2024	By:	/s/ Rodney Young
Rodney Young Chief Financial Officer